ITEM 77C:  MATTERS
SUBMITTED TO A VOTE OF
SECURITIES HOLDERS:
Shareholder Meeting Results
(unaudited)
A Special Meeting of Shareholders
of Federated High Yield Trust (the
?Trust?) was held on October 28,
2013. On August 29, 2013, the
record date for shareholders voting
at the meeting, there were
66,185,085.621 total outstanding
shares of the Trust.
     The following item was
considered by shareholders of the
Trust and the results of their voting
were as follows:
AGENDA ITEM
Proposal to elect certain Trustees
of the Trust:1

Name
For
Withheld
John T. Collins
53,434,023.803
1,422,592.541
Maureen Lally-Green
53,443,734.642
1,412,881.702
Thomas M. O?Neill
53,441,198.154
1,415,418.190
P. Jerome Richey
53,430,842.598
1,425,773.746
1	The following Trustees continued
their terms:
John F. Donahue, J. Christopher
Donahue, Maureen Lally-Green
(having been previously
appointed by the Board), Peter E.
Madden, Charles F. Mansfield,
Jr., Thomas M. O?Neill (having
been previously appointed by the
Board), and John S. Walsh.




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	US_ACTIVE-117081015.1-JWKULBAC 04/25/2014 2:04 PM